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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999 (except for Note 10, as to which the date is May 5, 1999) included in Getty Images, Inc.'s Form 10-Q/A for the quarter ended March 31, 1999 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
November 15, 1999